EXHIBIT 10.65

AMENDMENT NUMBER ONE

TO THE

REGIONS FINANCIAL CORPORATION

POST 2006 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective as of January 1, 2010 (the “Plan”)

Regions Financial Corporation amends the Plan effective December 31, 2010, as follows:

1. Effective December 31, 2010, Section 1.22 (definition of “Monthly Earnings”) is hereby amended by adding to the end thereof a new subsection (c) as follows:

(c) Effective for Plan Years commencing in or after 2010, but only with respect to Participants actively employed on or after December 31, 2010, Monthly Earnings shall include Eligible Special Pay in the year in which such Eligible Special Pay is included in wages under Section 3121(a) of the Code (or would be, but for any dollar limitation on wages), with one-twelfth of such amount included for each month in such year. For purposes of this Section, Eligible Special Pay is defined as 50% of Salary Stock (defined as stock or stock units granted in lieu of base salary) and 50% of restricted stock compliant with the Troubled Asset Relief Program (“TARP”) issued in lieu of bonus for the purpose of complying with TARP restrictions.

2. All other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.